Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Lomond Therapeutics Holdings, Inc. on Form S-1 to be filed on or about November 27, 2024 of our report dated November 7, 2024, on our audits of the financial statements of Lomond Therapeutics, Inc. as of December 31, 2023 and 2022 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania

November 27, 2024